UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2016

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(281) 291-0510
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2016, Energy Capital Partners ("ECP") designated Schuyler Coppedge as director to the board of directors of USD Partners GP LLC ("USDP GP"), the general partner of USD Partners LP, as the replacement for Sara Graziano, who ceased to be a director of the board of directors of USDP GP, concurrently with the designation of Mr. Coppedge.

Mr. Coppedge was designated as a member of the board of directors of USDP GP pursuant to rights granted ECP under the Fourth Amended and Restated Limited Liability Company Agreement of US Development Group LLC. US Development Group LLC indirectly owns 100% of USDP GP. There are no other arrangements or understanding between Mr. Coppedge and any other persons pursuant to which Mr. Coppedge was selected as a director. As a member of the board of directors of USDP GP appointed by ECP, Mr. Coppedge is not compensated pursuant to the director compensation policy adopted by USDP GP. Mr. Coppedge does not have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Dated: October 6, 2016	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Vice President and Chief Financial Officer